Exhibit 99.1

                             ADEPT TECHNOLOGY, INC.
                             2003 STOCK OPTION PLAN
1.       PURPOSE

         The purpose of the Adept Technology, Inc. 2003 Stock Option Plan (the "Plan") is to provide Participants with an increased economic and proprietary interest in the Company in order to encourage those Participants to contribute to the success and progress of the Company. The Plan provides for the grant of Options which shall qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of Options which shall not qualify as incentive stock options pursuant to
         Section 422 of the Code.

2.       DEFINITIONS

         (a)      "Administrator"   means  the  Administrator  of  the  Plan  in
                  accordance with Section 11.

         (b) "Board of Directors" means the Board of Directors of the Company.

         (c) "Common Stock" means shares of the Company's common stock, no par value per share, subject to adjustment as provided in
                  Section 8.

         (d)      "Company" means Adept Technology, Inc.

         (e) "ISOs" shall mean Options which qualify as incentive stock options within the meaning of Section 422 of the Code.

         (f) "Options" shall mean a right to purchase Common Stock (subject to adjustment as provided in Section 8) pursuant to the terms and conditions of the Plan.

         (g) "Participants" shall mean those eligible individuals described in Section 3 to whom Options have been granted from time to time by the Administrator.

         (h)      "Plan"  means this Adept  Technology,  Inc.  2003 Stock Option
                  Plan.

         (i) "Retirement" shall have the meaning specified by the Administrator in the terms of an option grant or, in the absence of any such term, shall mean retirement from active employment with the Company or its Subsidiaries (i) at or after age 55 and with the approval of the Administrator or
                  (ii) at or after age 65. The determination of the Administrator as to an individual's Retirement shall be conclusive on all parties.

         (j) "Subsidiary" shall mean any present or future subsidiary of the Company as defined in Section 424(f) of the Code.

         (k) "Total and Permanent Disablement" shall have the meaning set forth in Section 22(e)(3) of the Code. The determination of the Administrator as to an individual's Total and Permanent Disablement shall be conclusive on all parties.


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3.       ELIGIBLE PARTICIPANTS

         Options may only be granted to employees and prospective employees of the Company and its Subsidiaries as selected by the Administrator.

4.       EFFECTIVE DATE AND TERMINATION OF PLAN

         This Plan shall be effective on the date the Board adopts this Plan, subject to the terms hereof (the "Effective Date"). All Options granted under this Plan are subject to, and may not be exercised before (i) the receipt of such qualifications, registrations or approvals required by applicable law and (ii) the approval of this Plan by the stockholders, provided that if such approval by such regulatory body or the stockholders of the Company is not forthcoming, all Options previously granted under this Plan shall be void. The Plan shall remain available for the grant of Options until the tenth anniversary of the Effective Date and no Options shall be granted under the Plan after the tenth anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants (or authorized transferee) and the Company arising under Options theretofore granted and then in effect.

5.       SHARES SUBJECT TO THE PLAN AND TO OPTIONS

         The aggregate number of shares of Common Stock issuable pursuant to all Options granted under the Plan will not exceed 500,000 shares of the Company's Common Stock, subject to adjustment as provided in Section 8. Such shares may consist of authorized and unissued shares of the Company's Common Stock. The aggregate number of shares of Common Stock issued pursuant to Options granted under the Plan at any time shall equal only the number of shares of Common Stock issued upon the exercise of Options and not returned to the Company upon the cancellation, expiration or forfeiture of an award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price or tax obligation with respect to an Option.

6.       GRANT, TERMS AND CONDITIONS OF OPTIONS

         Options may be granted at any time and from time to time prior to the termination of the Plan, to Participants selected by the Administrator. The aggregate number of shares of Common Stock subject to Options granted pursuant to the Plan during any calendar year to any one Participant shall not exceed 25,000 shares. No Participant shall have any rights as a stockholder with respect to any shares of stock subject to Option hereunder until said shares have been issued. Each Option shall be evidenced by a written stock option agreement and/or such other written arrangements as may be approved from time to time by the Administrator. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the following terms and conditions:

         (a) Price: The purchase price under each Option shall be established by the Administrator. In no event will the purchase price be less than 100% of the fair market value of the Common Stock on the date of grant. Notwithstanding the foregoing, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its Subsidiaries (after applying the ownership attribution rules set forth under Section 422(d) of the Code and any successor provision), the purchase price of such Option must be no less than 110 percent of the fair market value of the Common Stock on the date of grant.

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                  The  purchase  price of any  Option may be paid in cash or any alternative means acceptable to the Administrator, including without limitation an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an Option and the acceptance of a promissory note secured by the number of shares of Common Stock then issuable upon exercise of the Options.

         (b)      Duration and  Exercise or  Termination  of Option:  Unless the
                  Administrator provides otherwise, Options shall become exercisable as to 25% of the Options granted on the date which is one year after the date of the grant and as to 1/48th of the Options granted each month thereafter (for a total of four year vesting). Each Option granted must expire within a period of not more than one hundred twenty (120) months from the date of grant and will not be exercisable after the expiration of such period. Notwithstanding the foregoing, in the case of the grant of an Option intending to qualify as an ISO, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its Subsidiaries (after applying the ownership attribution rules set forth under Section 422(d) of the Code and any successor provision), the Option must expire within a period of not more than five (5) years from the date of grant and will not be exercisable after the expiration of such period. Notwithstanding the foregoing, in the case of an Option granted to persons other than officers of the Company or its affiliates, the Option's vesting period shall be at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions including, without limitation, continued employment; in the case of an Option granted to officers of the Company or its affiliates, the Option shall vest at any time or during any period established by the Administrator.

         (c) Termination of Employment: Subject to Section 6(b), unless the Administrator specifies otherwise, upon the termination of the Participant's employment, his or her rights to exercise an Option then held shall be only as follows:

                  (1) Death. Upon the death of a Participant while in the employ of the Company or its Subsidiaries, all of the Participant's Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the six (6) months next succeeding the date of death. Any and all Options that are unexercised during the six (6) months next succeeding the date of death shall terminate as of the end of such six (6) month period.

                           If a Participant should die within thirty (30) days of his or her termination of employment with the
                           Company or its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the six (6) months succeeding the date of termination, but only to the extent of the number of shares as to which such Option was exercisable as of the date of such termination. Any and all Options that are unexercised during the six
                           (6) months succeeding the date of termination shall terminate as of the end of such six (6) month period. A Participant's estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

                  (2) Total and Permanent Disablement. Upon termination as a result of the Total and Permanent Disablement of any Participant, all of the Participant's Options then held shall be exercisable for a period of six
                           (6) months  after  termination.  Any

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                           and all Options that are  unexercised  during the six
                           (6) months succeeding the date of termination shall terminate as of the end of such six (6) month period.

                  (3) Retirement. Upon Retirement of a Participant, the Participant's Options then held shall be exercisable for a period of twelve (12) months after Retirement, except in the case of Options intending to qualify as ISOs, such Options shall be exercisable for a period of three (3) months after Retirement. The number of shares with respect to which the Options shall be exercisable shall equal the total number of shares which were exercisable under the Participant's Option on the date of his or her Retirement. Any and all Options that are unexercised during the twelve (12) months or three (3) months (as appropriate) succeeding the date of termination shall terminate as of the end of such twelve (12) or three (3) month period.

                  (4) Cause. If a Participant's employment is terminated by the Company for cause (as determined by the Administrator in its sole discretion), all Options granted to such Participant shall terminate as of such date.

                  (5) Other Reasons. Upon the date of a termination of a Participant's employment for any reason other than those stated above in Sections 6(c)(1), (c)(2),
                           (c)(3) and (c)(4), any Option that is otherwise exercisable and not expired as of such termination date shall expire the date which is thirty (30) days following such termination date.

         (d) Transferability of Option: Each Option shall be nontransferable by the Participant other than by will or the laws of descent and distribution and shall only be exercisable by the Participant during his or her lifetime.

         (e) Cancellation: The Administrator may, at any time prior to exercise and subject to receipt of consent of the Participant, cancel any Options previously granted.

         (f)      Conditions  and  Restrictions   Upon  Securities   Subject  to
                  Options: The Administrator may provide that the shares of Common Stock issued upon exercise of an Option shall be subject to such further conditions or agreements as the
                  Administrator in its discretion may specify prior to the exercise of such Option, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise (including the actual or constructive surrender of Common Stock already owned by the Participant or authorized transferee).

         (g) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Administrator shall deem appropriate. No Option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in the Company's or its Subsidiaries' employ or service nor limit in any way the Company's or its Subsidiaries' right to terminate his or her employment at any time. In the case of Options intending to qualify as ISOs, Section 422 of the Code provides that Options shall not be treated as ISOs if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, taking ISOs into account in the order in which they were granted.

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7.       LOANS

         Subject to the requirements of applicable law (including, without limitation, the applicable requirements of the Sarbanes-Oxley Act), the Company may make loans, at the request of the Participant (or authorized transferee) and in the sole discretion of the Administrator, for the purpose of enabling the Participant (or authorized transferee) to exercise Options granted under the Plan and to pay the tax liability resulting from an Option exercised under the Plan. The Administrator shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares received upon exercise of such Option.

8.       ADJUSTMENT OF AND CHANGES IN THE STOCK

         In the event that the number of shares of Common Stock of the Company shall be increased or decreased through reorganization, reclassification, recapitalization, combination of shares, stock splits, reverse stock splits, spin-offs, the payment of a stock dividend or extraordinary cash dividend, or other distribution of the Company's stock for which no consideration is received by the Company or otherwise, then each share of Common Stock of the Company which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an Option under the Plan, may be proportionately adjusted to reflect such increase or decrease, unless the terms of the transaction provide otherwise. Outstanding Options may also be amended as to price and other terms if necessary to reflect the foregoing events.

         In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within a time prescribed by the Administrator in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan shall comply with the applicable requirements, provisions and restrictions of the Code and applicable law (including, without limitation, California law).

         No right to purchase fractional shares shall result from any adjustment in Options pursuant to this Section 8. In case of any such adjustment, the shares subject to the Option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

9.       LISTING OR QUALIFICATION OF STOCK

         In the event that the Board of Directors or the Administrator determines in its discretion that the listing, qualification or registration of the Plan shares on any securities exchange or quotation or trading system or under any applicable law (including state securities laws) or governmental regulation is necessary as a condition to the issuance of such shares under the Option, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

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10.      WITHHOLDING

         To the extent required by applicable federal, state, local or foreign law, a Participant (or authorized transferee) shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. The Administrator may permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the Option, or to the extent permitted, by tendering shares previously acquired, provided that such will not result in an accounting charge to the Company or its Subsidiaries.

11.      ADMINISTRATION AND AMENDMENT OF THE PLAN

         The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation:
         (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are Participants (as defined in Section 3 hereof) and to which of such Participants, if any, an Option shall be granted hereunder and the timing of any such Option grants; (c) to determine the number of shares of Common Stock subject to an Option and the exercise or purchase price of such shares; (d) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an Option; (e) to waive conditions to and/or accelerate exercisability of an Option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion; (f) to prescribe and amend the terms of Option grants made under this Plan (which need not be identical); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and (h) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company or its Subsidiaries.

         All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Option granted hereunder, shall be final and binding on all Participants (and authorized transferees). The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

         The Administrator may, from time to time, delegate some of its responsibilities with respect to the administration of the Plan to such persons as it may designate in its sole discretion but may not delegate authority to grant Options to a person who is not a member of the Board of Directors.

         The interpretation and construction of any provision of the Plan by the Board of Directors shall be final and conclusive. The Board of Directors may periodically adopt rules and regulations for carrying out or interpreting the provisions of the Plan, and amend the Plan as desired, without further action by the Company's stockholders except to the extent required by the Plan and by applicable law.

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         The  Board  may  amend,   alter  or   discontinue   the  Plan  and  the
         Administrator may amend or alter any Option granted under the Plan, but no amendment or alteration shall be made which would impair the rights of the holder of any Option, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change in control (as may be defined, if applicable, in the agreement evidencing such Option) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Option to satisfy any applicable law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 8, the Plan may not be amended to increase the number of shares of Common Stock authorized for issuance or reduce the exercise price of outstanding Options, unless approved by the Company's stockholders.

12.      TIME OF GRANTING OPTIONS

         The effective date of such Option shall be the date on which the grant was made by the Administrator. Within a reasonable time thereafter, the Company will deliver the Option to the Participant.

13.      LIABILITY OF COMPANY

         The Company and any Subsidiary which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

         (a) The Non-Issuance of Shares. The rescission of an Option, non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

         (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant (or authorized transferee) or other person due to the receipt, exercise or settlement of any Option granted hereunder.

14.      NON-EXCLUSIVITY OF PLAN

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.      GOVERNING LAW

         This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law. The Administrator may provide that any dispute as to any Option shall be presented and determined in such forum as the Administrator may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Option to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

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16.      INFORMATION TO PARTICIPANTS

         Each Participant hereunder shall be provided a copy of the Company's annual financial statements.


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